                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER


                                      Among


                                 JFAX.COM, Inc.


                            JFAX.COM Merger Sub, Inc.


                                       and


                                    eFax.com



                            Dated as of July 13, 2000

                                TABLE OF CONTENTS


                                    RECITALS


                                    ARTICLE I

                       The Merger; Closing; Effective Time

                                                                                    Page
1.1.    The Merger....................................................................2
1.2.    Closing.......................................................................2
1.3.    Effective Time................................................................3

                                      ARTICLE II

                       Certificate of Incorporation and By-Laws
                             of the Surviving Corporation

2.1.    The Certificate of Incorporation..............................................3
2.2.    The By-Laws...................................................................3

                                      ARTICLE III

                                Officers and Directors
                             of the Surviving Corporation

3.1.    Directors.....................................................................3
3.2.    Officers......................................................................3

                                      ARTICLE IV

                        Effect of the Merger on Capital Stock;
                               Exchange of Certificates

4.1.    Effect on Capital Stock.......................................................4
        (a)    Merger Consideration...................................................4
        (b)    Cancellation of Shares.................................................4
        (c)    Merger Sub.............................................................4
        (d)    Preferred Stock........................................................5
        (e)    Warrants...............................................................5
4.2.    Exchange of Certificates for Shares...........................................5

        (a)    Exchange Agent.........................................................5
        (b)    Exchange Procedures....................................................6
        (c)    Distributions with Respect to Unexchanged Shares; Voting...............7
        (d)    Transfers..............................................................7
        (e)    Fractional Shares......................................................7
        (f)    Termination of Exchange Fund...........................................8
        (g)    Lost, Stolen or Destroyed Certificates.................................8
4.3.    No Dissenters' Rights.........................................................8
4.4.    Adjustments to Prevent Dilution...............................................9

                                       ARTICLE V

                            Representations and Warranties

5.1.    Representations and Warranties of the Company.................................9
        (a)    Organization, Good Standing and Qualification..........................9
        (b)    Capital Structure.....................................................10
        (c)    Corporate Authority; Approval.........................................11
        (d)    Governmental Filings; No Violations...................................11
        (e)    Company Reports; Financial Statements.................................12
        (f)    Absence of Certain Changes............................................13
        (g)    Litigation and Liabilities............................................13
        (h)    Employee Benefits.....................................................14
        (i)    Compliance with Laws; Permits.........................................16
        (j)    Takeover Statutes.....................................................16
        (k)    [Reserved]............................................................16
        (l)    Taxes.................................................................16
        (m)    Labor Matters.........................................................17
        (n)    Insurance.............................................................17
        (o)    Intellectual Property.................................................18
        (p)    Brokers and Finders...................................................19
        (q)    Related Agreements....................................................19
5.2.    Representations and Warranties of Parent and Merger Sub......................19
        (a)    Capitalization of Merger Sub..........................................19
        (b)    Organization, Good Standing and Qualification.........................20
        (c)    Parent Capital Structure..............................................20
        (d)    Corporate Authority; Approval.........................................21
        (e)    Governmental Filings; No Violations...................................21
        (f)    Parent Reports; Financial Statements..................................22
        (g)    Absence of Certain Changes............................................22
        (h)    Litigation and Liabilities............................................23
        (i)    Employee Benefits.....................................................23
        (j)    Compliance with Laws; Permits.........................................25

        (k)    [Reserved.]...........................................................25
        (l)    Taxes.................................................................25
        (m)    Labor Matters.........................................................26
        (n)    Insurance.............................................................26
        (o)    Intellectual Property.................................................26
        (p)    Brokers and Finders...................................................27
        (q)    Related Agreements....................................................27

                                      ARTICLE VI

                                       Covenants

6.1.    Interim Operations of the Company............................................28
6.1.1   Interim Operations of Parent.................................................29
6.2.    Acquisition Proposals.  .....................................................30
6.3.    Information Supplied.........................................................31
6.4.    Stockholders Meetings........................................................31
6.5.    Filings; Other Actions; Notification.........................................32
6.6.    [Reserved.]..................................................................33
6.7.    Access.......................................................................33
6.8.    Affiliates...................................................................34
6.9.    Stock Exchange Listing and De-listing, etc...................................34
6.10.   Publicity....................................................................35
6.11.   Benefits.....................................................................35
        (a)    Stock Options.........................................................35
        (b)    Registration on Form S-8..............................................36
        (c)    Benefit Plans.........................................................36
        (d)    Option Issuance.......................................................37
        (e)    Obligations...........................................................37
        (f)    Severance Agreements..................................................37
        (g)    Effect of Section 6.11................................................38
        (h)    Election to Parent's Board of Directors...............................38
6.12.   Expenses.....................................................................38
6.13.   Indemnification; Directors' and Officers' Insurance..........................38
6.14.   Worker Adjustment and Retraining Notification Act ("WARN Act")...............40
6.15.   Parent Vote..................................................................40
6.16.   Parent Vote..................................................................41
6.17.   Related Agreements...........................................................41

                                   ARTICLE VII

                                   Conditions

7.1.    Conditions to Each Party's Obligation to Effect the Merger...................41
        (a)    Stockholder Approval..................................................41
        (b)    NASDAQ Listing........................................................41
        (c)    Regulatory Consents...................................................42
        (d)    Litigation............................................................42
        (e)    S-4...................................................................42
        (f)    Blue Sky Approvals....................................................42
        (g)    Notification Filing Required Under HSR Act............................42
        (h)    Validity of Agreement of Understanding and Side Agreement.............43
        (i)    No Cash Redemption of Preferred Shares................................43
7.2.    Conditions to Obligations of Parent and Merger Sub...........................43
        (a)    Representations and Warranties........................................43
        (b)    Performance of Obligations of the Company.............................43
        (c)    Consents Under Agreements.............................................43
        (d)    Dissenting Shares.....................................................44
        (e)    Legal Opinion.........................................................44
        (f)    Resignations..........................................................44
        (g)    Accountant Letters....................................................44
        (h)    Fairness Opinion......................................................44
        (i)    Affiliates Letters....................................................44
        (j)    Conversion of Company Preferred Stock.................................44
        (k)    Employment Agreements.................................................45
        (l)    Plan Terminations.....................................................45
        (m)    Accrued Vacation......................................................45
7.3.    Conditions to Obligation of the Company......................................45
        (a)    Representations and Warranties........................................45
        (b)    Performance of Obligations of Parent and Merger Sub...................45
        (c)    Consents Under Agreements.............................................45
        (d)    [Reserved.]...........................................................46
        (e)    Accountant Letters....................................................46
        (f)    Registration Statement................................................46
        (g)    Fairness Opinion......................................................46
        (h)    Legal Opinion.........................................................46
        (i)    Term Loan Agreement...................................................46

                                  ARTICLE VIII

Termination
8.1.    Termination by Mutual Consent................................................46
8.2.    Termination by Either Parent or the Company..................................46
8.3.    Termination by the Company...................................................47
8.4.    Termination by Parent........................................................48
8.5.    Effect of Termination and Abandonment........................................48

                                   ARTICLE IX

                            Miscellaneous and General

9.1.    Survival.....................................................................49
9.2.    Modification or Amendment....................................................50
9.3.    Waiver of Conditions.........................................................50
9.4.    Counterparts.................................................................50
9.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL................................50
9.6.    Notices......................................................................51
9.7.    Entire Agreement; NO OTHER REPRESENTATIONS...................................52
9.8.    No Third-Party Beneficiaries.................................................52
9.9.    Obligations of Parent and of the Company.....................................52
9.10.   Severability.................................................................53
9.11.   Interpretation...............................................................53
9.12.   Assignment...................................................................53
9.13    Term Loan Agreement..........................................................53

List of Exhibits

A.      Shareholder Agreement
B.      Conversion Number
C.      New Exchange Warrants
D.      Affiliates Letter
E.      Current Severance Agreements
F.      The Company's Opinion of Counsel
G.      Parent's Opinion of Counsel
H.      Formula

                          AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of July 13, 2000, among eFax.com, a Delaware corporation (the "Company"), JFAX.COM, Inc., a Delaware corporation ("Parent"), and JFAX.COM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").


                                    RECITALS

               WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

               WHEREAS, it is intended that, for federal income tax purposes, the Merger shall be a taxable transaction under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

               WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "purchase";

               WHEREAS, each of the directors who is a shareholder and certain officers of the Company, in their capacity as shareholders, in exchange for good and valuable consideration, have executed and delivered to Parent shareholder agreements substantially in the form of Exhibit A hereto (the "Shareholder Agreements"), committing such persons, among other things, (i) to vote their shares of Company Common Stock (as defined herein) in favor of the Agreement at the Stockholders Meeting (as defined herein), (ii) to certain representations concerning the ownership of Company Common Stock and Parent Common Stock (as defined herein) to be received in the Merger and (iii) certain other matters;

               WHEREAS, the Company, Parent and Fisher Capital Ltd. and Wingate Capital Ltd. (collectively, Fisher Capital Ltd. and Wingate Capital Ltd. are the "Investors") have entered into a side agreement, dated July 13, 2000 (the "Side Agreement"), containing certain provisions with respect to the Series B Shares (hereinafter defined) of the Company including agreements by the Investors waiving appraisal rights, terminating or amending certain prior agreements and agreeing to the treatment of the Series B Shares as set forth in Article IV hereof;

               WHEREAS, Parent and the Company have entered into an Agreement of Understanding (the "Agreement of Understanding") with Integrated Global Concepts, Inc. ("IGC"), dated June 30, 2000, to resolve certain disputes between the Company and IGC;

               WHEREAS, Parent and the Company, for good and valuable consideration, have executed and delivered a Term Loan Agreement, dated as of May 5, 2000 (the "Term Loan Agreement"), pursuant to which the Parent has agreed to lend up to $5 million to the Company; and

               WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

               NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                       The Merger; Closing; Effective Time

               1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

               1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California 90067 at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

               1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").


                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

               2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article III of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share."

               2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

               3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

               3.2. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.


                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

               4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

               (a) Merger Consideration. Each share of the Common Stock, par value $0.01 per share, of the Company (a "Share" or, collectively, the "Shares" and such Common Stock being herein called the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (each, an "Excluded Share" and collectively, "Excluded Shares")) shall be converted into, and become exchangeable for, the number of shares (the "Merger Consideration") of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock") equal to the amount (the "Conversion Number") determined pursuant to the formula set forth in Exhibit B. At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c). Subject to Section 4.3, the Excluded Shares shall also include any Shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to Section 262 of the DGCL.

               (b) Cancellation of Shares. Each Excluded Share (other than any Dissenting Shares which shall receive payment as required by the DGCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

               (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the

Effective Time shall be converted into one share of common stock of the Surviving Corporation.

               (d) Preferred Stock. Each share of Series B Convertible Preferred Stock, par value $0.01 per share, and each share of Series D Convertible Preferred Stock, par value $0.01 per share, of the Company (such shares of Preferred Stock, whether of Series B or Series D, being herein collectively called the "Series B Shares," except as the context may require, and the particulars of such two Series of Preferred Stock are more fully explained in
Section 5.1(b)), either (x) shall be converted into Shares prior to the Effective Time, pursuant to the applicable Certificate of Designations, Preferences and Rights of such Preferred Stock, or (y) in the case of Series B Shares that are not so converted into Shares prior to the Effective Time, shall be converted into, and become exchangeable for, shares of Parent Common Stock on the same basis as if such Series B Shares had been converted into Shares immediately prior to the Effective Time; provided, however, that pursuant to and subject to the terms and conditions of the Side Agreement, each Investor shall receive a Consideration Warrant (as defined in the Side Agreement) in lieu of some of the shares of Parent Common Stock that they would otherwise receive. In either such event, the resulting Shares or the Series B Shares (treated for this purpose as if such Series B Shares had been converted into Shares) shall be converted into and be exchangeable for Parent Common Stock (together with Consideration Warrants in lieu of certain shares of Parent Common Stock if the foregoing proviso becomes applicable) on the same basis as other Shares as provided in Section 4.1(a) and, at the Effective Time, such Shares or Series B Shares shall be cancelled and retired and shall cease to exist.

               (e) Warrants. At the Effective Time, Parent shall exchange for each then outstanding warrant of the Company listed on Schedule 4.1(e) under the caption "Exchange Warrants" (the "Exchange Warrants") new warrants in the form of Exhibit C attached hereto (the "New Exchange Warrants") and exercisable for a corresponding number of shares of Parent Common Stock (on an as converted basis from the Shares, giving effect to the Conversion Number) acquirable and receivable upon exercise of the Exchange Warrants. At the Effective Time, Parent shall assume all obligations pursuant to the other warrants of the Company set forth on Schedule 4.1(e) (the "Other Warrants"), subject to the same adjustment mechanism as set forth in Section 6.11(a) that is applicable to stock options.

               4.2. Exchange of Certificates for Shares.

               (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this
Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

               (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

               For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

               (c) Distributions with Respect to Unexchanged Shares; Voting. (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date of which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

               (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

               (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.

               (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of Parent Common Stock have been received by the Exchange Agent.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, with out any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

               4.3. No Dissenters' Rights. In accordance with Section 262 of the DGCL, and after giving effect to the waiver of appraisal rights set forth in the Side Agreement, no appraisal rights shall be available to holders of Shares in connection with the Merger, so long as the Shares remain designated as a national market system security, i.e., designated on the Nasdaq National Market, as provided in Section 262 of the DGCL.

               In case dissenter's rights should become applicable to the Shares, the following provisions are agreed to by the parties. No Dissenting Stockholder shall be entitled to shares of Parent Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and any Dissenting Stock holder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into shares of Parent Common Stock pursuant to Section 4.1 hereof and shall no longer be treated as Dissenting Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stock holders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

               4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the provisions of the formula, attached as Exhibit B, that determines the Merger Consideration shall be adjusted accordingly.

                                    ARTICLE V

                         Representations and Warranties

               5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

               (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' organic documents (including certificates of incorporation and by-laws where applicable), each as amended to date. The Company's and its Subsidiaries' organic documents so delivered are in full force and effect. Section 5.1(a) of the

Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

               As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries taken as a whole.

               (b) Capital Structure. The authorized capital stock of the Company consists of 35,000,000 Shares, of which 13,520,895 Shares were outstanding as of the close of business on July 6, 2000, and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of which 1,447 shares of the Series B Shares were outstanding as of the date hereof. Pursuant to the terms of the Series B Shares, the Series B Shares are convertible into shares of Series C Convertible Preferred Stock, under certain circumstances (that will not become applicable, however, if the Merger occurs), and at the Company's option, the Series B Shares are convertible, subject to certain limitations, into shares of Parent Common Stock in connection with the Merger. In addition, the Series B Shares are exchangeable for shares of Series D Convertible Preferred Stock ("Series D Shares") of the Company, and, at the Company's option, the resulting Series D Shares are convertible, subject to certain limitations, indirectly into shares of the Parent Common Stock in connection with the Merger. The Series D Shares are convertible into shares of Series E Convertible Preferred Stock under certain circumstances (that will not become applicable, however, if the Merger occurs). The Company hereby agrees to cause the exchange of the Series B Shares into Series D Shares no later than July 31, 2000. Inasmuch as the provisions in Article IV of this Agreement, and other pertinent provisions, have been prepared on the basis that such provisions will be correctly applicable to either the Series B Shares or the Series D Shares, in this Agreement, except as the context may otherwise require, references to the Series B Shares include both the Series B Shares and the Series D Shares and the defined term contained in Section 4.1(d) so reflects. All of the outstanding Shares and Series B Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company Disclosure Letter contains a correct and complete list of each outstanding warrant and each outstanding option to purchase Shares under the Company's Stock Option Plans (as defined in Section 6.11(a)), such list, however, does not specify the options to acquire Shares pursuant to the Company's Stock Purchase Plan (as defined in Section 6.11(a)), but the Company Disclosure Letter does set forth the terms of the Stock Purchase Plan that determine the maximum number of Shares that may be issued pursuant thereto. The list required by the preceding sentence includes the holder, date of grant, exercise price and number of Shares subject to each warrant and each option (other than options pursuant to the Stock Purchase Plan). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. The Company Disclosure Letter contains a true and complete list of each person in which the Company owns, directly or indirectly, any voting interest that may require a filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

               (c) Corporate Authority; Approval. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

               (ii) The board of directors of the Company has approved this Agreement and the Merger and the other transactions contemplated hereby.

               (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"),
(C) to comply with state securities or "blue-sky" laws and (D) required to be made with the NASDAQ, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach(es), violation(s), default(s), acceleration(s), creation(s) or change(s) that individually is, and in the aggregate are, not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth, to the knowledge of the officers of the Company, a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

               (e) Company Reports; Financial Statements. The Company has delivered to the Parent each registration statement, report, proxy statement or information statement prepared by it since January 1, 2000 (the "Audit Date"), including (i) the Company's Annual Report on Form 10-K for the year ended January 1, 2000, (ii) the Company's Current Report on Form 8-K, filed with the SEC on April 6, 2000, (iii) the Company's Form 10-K/A filed with the SEC on May 1, 2000, and (iv) the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") and (v) an unaudited consolidated balance sheet for the Company and its Subsidiaries as of June 1, 2000 (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company Reports"). As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

               (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which management of the Company has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 6.1 hereof if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course.

               (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the officers of the Company has knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material

Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. For purposes of this Agreement, an "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, and the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               (h) Employee Benefits.

               (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option (including the Stock Option Plans), employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

               (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.


               (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

               (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially deter mined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

               (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

               (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

               (i) Compliance with Laws; Permits. The businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate transactions contemplated by this Agreement. To the knowledge of the officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

               (j) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company's certificate of incorporation and by-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Series B Shares, the Merger or the other transactions contemplated by this Agreement.

               (k) [Reserved].

               (l) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

As of the date hereof, there are not pending or, to the knowledge of the officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended January 3, 1998, January 2, 1999 and January 1, 2000. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the latest completed fiscal quarter of the Company in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof.

               As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

               (m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

               (n) Insurance. The Company has provided Parent with copies of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company, all of which are listed in Section 5.1(n) of the Company Disclosure Letter. Except as set forth in Section 5.1(n) of the Company Disclosure Letter, such policies are in adequate amounts and cover risks customarily insured against by businesses of the type operated by the Company; except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

               (o) Intellectual Property.

               (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the officers of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

               (ii) Except as disclosed in Company Reports filed prior to the date hereof or as is not reasonably likely to have a Company Material Adverse Effect:

               (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "Third-Party Intellectual Property Rights");

               (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor, trade secrets or computer software owned by the Company or any of its Subsidiaries (collectively, the "Company Intellectual Property Rights"); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the officers of the Company, are threatened by any Person;

               (C) there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret of any Person; (II) against the use by the Company or any of its Subsidiaries, of any Company Intellectual Property Right or Third-Party Intellectual Property Right used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

               (D) there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

               (p) Brokers and Finders. Neither the Company nor any of its officers, directors, employees, representatives or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Pacific Growth Equities, Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

               (q) Related Agreements. Each of the representations and warranties of the Company set forth in the Agreement of Understanding and the Side Agreement, including the other related agreements referred to in any of the foregoing or exhibited or annexed to any of the foregoing, is true and correct.

               5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub each hereby represents and warrants to the Company that:

               (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and
(iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

               (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' certificates of incorporation and by-laws, each as amended to the date hereof. Parent's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect.

               As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole.

               (c) Parent Capital Structure. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, of which 36,122,600 shares were outstanding as of the close of business on July 7, 2000, and 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which 120 shares of Series B Convertible Stock were outstanding as of the close of business on July 7, 2000 (the "Parent Preferred Shares"). All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Shares reserved for issuance, except that, as of July 7, 2000, there were 4,375,000 shares of Parent Common Stock reserved for issuance pursuant to the JFAX.Com, Inc. 1997 Stock Option Plan (the "Parent Stock Plan") and an aggregate of 3,431,666 shares of Parent Common Stock reserved for issuance upon the conversion of the Parent Preferred Shares or upon the exercise of outstanding warrants. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above or in the Parent Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Parent or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

               (d) Corporate Authority; Approval.

               (i) Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any stockholder approval necessary to permit the issuance of the shares of Parent Common Stock required to be issued pursuant to
Article IV (the "Parent Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

               (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

               (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws and (D) required to be made with the NASDAQ, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its

Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach(es), violation(s), default(s), acceleration(s), creation(s) or change(s) that individually is, and in the aggregate are, not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

               (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1999 (the "Parent Audit Date"), including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) Parent's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

               (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which management of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; or (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except for dividends or other distribution on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section
6.1.1 hereof if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Parent in accounting principles, practices or methods.

               (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the officers of Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

               (i) Employee Benefits.

               (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option (including the Parent Stock Plan), employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent and its Subsidiaries (the "Parent Compensation and Benefit Plans") and any trust arrangement or insurance contract forming a part of such Parent Compensation and Benefits Plans has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in Section 5.2(i) of the Parent Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 5.2.(i) of the Parent Disclosure Letter.

               (ii) All Parent Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA. Each Parent Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Parent Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of the officers of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

               (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent. Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. Parent and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

               (iv) All contributions required to be made under the terms of any Parent Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date hereof. Neither any Parent Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Parent nor its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (v) Under each Parent Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Parent Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no material change in the financial condition of such Parent Pension Plan since the last day of the most recent plan year.

               (vi) Neither Parent nor its Subsidiaries have any obligations for retiree health and life benefits under any Parent Compensation and Benefit Plan, except as set forth in the Parent Disclosure Letter. Parent or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

               (j) Compliance with Laws; Permits. The businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the officers of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. To the knowledge of the officers of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

               (k) [Reserved.]

               (l) Taxes. Parent and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due on such filed Tax Returns or that Parent or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the officers of Parent threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the officers of Parent, any unresolved questions or claims concerning Parent's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the latest completed fiscal quarter of Parent in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Parent Reports filed on or prior to the date hereof.

               (m) Labor Matters. Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Parent or any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the officers of Parent, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.

               (n) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

               (o) Intellectual Property.

               (i) Parent and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of Parent and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, and to the knowledge of the officers of Parent all patents, trademarks, trade names, service marks and copyrights held by Parent and/or its Subsidiaries are valid and subsisting.

               (ii) Except as disclosed in Parent Reports filed prior to the date hereof or as is not reasonably likely to have a Parent Material Adverse
Effect:

               (A) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "Parent Third-Party Intellectual Property Rights");

               (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor, trade secrets or computer software owned by Parent or any of its Subsidiaries (collectively, the "Parent Intellectual Property Rights"); or (II) Parent Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the officers of Parent, are threatened by any Person;

               (C) there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Parent or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by Parent or any of its Subsidiaries, of any Parent Intellectual Property Rights or Parent Third-Party Intellectual Property Rights used in the business of Parent or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or enforceability of any of the Parent Intellectual Property Rights; or
        (IV) challenging the license or legally enforceable right to use of the Parent Third-Party Intellectual Rights by Parent or any of its Subsidiaries; and

               (D) there is no unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries.

               (p) Brokers and Finders. Neither Parent nor any of its officers, directors, employees, representatives or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Tucker Anthony Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

               (q) Related Agreements. Each of the representations and warranties of the Parent set forth in the Agreement of Understanding and the Side Agreement, including the other related agreements referred to in any of the foregoing or exhibited or annexed to any of the foregoing, is true and correct.

                                   ARTICLE VI

                                    Covenants

               6.1. Interim Operations of the Company. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve and except as otherwise expressly contemplated by this Agreement and except as required pursuant to the terms of the Term Loan Agreement and the related loan documents, including the repayment of any principal or interest, the Side Agreement, the Series D Exchange Agreement (as defined in the Side Agreement), the Series D Certificate of Designations (as defined in the Series D Exchange Agreement) or the Agreement of Understanding):

               (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors and business associates; provided, however, that the Company may sell those assets which it is permitted to dispose of pursuant to and in accordance with the terms of the Term Loan Agreement and may continue to de-emphasize its sales and licensing of its multifunction products business.

               (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its certificate of incorporation or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) repurchase, redeem or otherwise acquire, except in connection with the Stock Option Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

               (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Option Plans, options for Shares and Shares issuable pursuant to the Stock Purchase Plan, options issuable pursuant to the terms of the Directors' Plan (as defined in Section 6.11(a)), Shares issuable upon the conversion of Series B Shares, the exchange of the Series B Shares for the Series D Shares or Shares issuable upon the exercise of the Exchange Warrants or the Other Warrants); (ii) other than in the ordinary and usual course of business and except for sales permitted by and made in accordance with Section 9(c) of the Term Loan Agreement, transfer, lease, license, guarantee, sell, mort-gage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business or, by any means, make any acquisition of, or investment in, assets or stock of or other interest in, any other Person or entity;

               (d) except as required by the terms of this Agreement, or permitted pursuant to Section 6.11(d) of this Agreement, and except for option grants pursuant to the Directors' Plan, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, reprice or substitute any options previously granted under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees;

               (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

               (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

               (g) neither it nor any of its Subsidiaries shall take any action or omit (other than omissions in good faith) to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

               (h) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

               6.1.1 Interim Operations of Parent. Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve and except as otherwise expressly contemplated by this Agreement, the Side Agreement or the Agreement of Understanding):

               (a) it shall not (i) amend its certificate of incorporation or by-laws (other than to change its name); (ii) split, combine or reclassify its outstanding shares of capital stock; or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or wholly-owned Subsidiaries;

               (b) neither it nor any of its Subsidiaries shall take any action or omit (other than omissions in good faith) to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

               (c) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

               6.2. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of any assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written proposal relating to (1) the acquisition, purchase or lease of a business or assets that constitute 80% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company and its Subsidiaries taken as a whole, (2) the acquisition or purchase of 80% or more of the common stock of the Company, or (3) a tender offer or exchange offer that if consummated would result in any Person beneficially owning 80% or more of any class of common stock or voting securities of the Company (any such unsolicited bona fide written proposal described in the foregoing clauses (1) - (3), a "Competing Proposal"), but only if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.1) between the Company and Parent; (C) engaging in any negotiations or discussions with any Person who has made a Competing Proposal; or (D) recommending such a Competing Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Competing Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Competing Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement . The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

               6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and Parent will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

               6.4. Stockholders Meetings. The Company will take, in accordance with its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Parent will take, in accordance with its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger. Subject to the provisions of Section 6.2, each of the Company's and Parent's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

               6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. Parent shall also use its efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto. The Prospectus/Proxy Statement shall contain the recommendation of the Company's Board of Directors in favor of approval of this Agreement and the transactions contemplated hereby.

               (b) The Company and Parent each shall use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

               (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent or the Company or any of their Affiliates to proffer to, or agree to, sell or hold separate and agree to sell, before or, in the case of Parent and its Subsidiaries, after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

               (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

               (e) The Company and Parent and each of their Affiliates shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

               6.6. [Reserved.]

               6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

               6.8. Affiliates. Prior to the date of the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit D (the "Affiliates Letter"). Except for the registration statement required pursuant to Section 6.11(b), Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock received by such affiliates in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

               6.9. Stock Exchange Listing and De-listing, etc. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the NASDAQ subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be no longer quoted on the NASDAQ and to be de-registered under the Exchange Act as soon as practicable following the Effective Time. Parent shall use its best efforts to have the shares of Parent Common Stock into which the New Exchange Warrants, the Consideration Warrants, and the Other Warrants are exercisable be listed or approved for listing upon issuance on NASDAQ in the manner required by the rules and regulations of NASDAQ. At all times, Parent shall ensure that the number of authorized, but unissued shares of Parent Common Stock are sufficient to permit the exercise of the New Exchange Warrants, the Consideration Warrants, the Other Warrants and the Company Options (as defined in Section 6.11(a)). Parent shall cause the Parent Common Stock issuable pursuant to the New Exchange Warrants, the Consideration Warrants, the Other Warrants and the Company Options, at the time of such issuance to be duly authorized, validly issued, fully paid and non-assessable and free and clear of any lien, pledge, security interest, claim or other encumbrance.

               6.10. Publicity. Each of Company and Parent agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules (provided that the issuing party shall nevertheless provide the other party with notice of, and the opportunity to review, any such press release or written statement).

               6.11. Benefits.

               (a) Stock Options.

               (i) At the Effective Time, each outstanding option to purchase Shares (a "Company Option") under the Stock Option Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, a number of shares of Parent Common Stock equal to the number of Shares underlying such Company Option multiplied by the Conversion Number (rounded to the nearest whole number with .5 being rounded up), at a price per share (rounded to the nearest whole cent with .5 being rounded up) equal to (y) the exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the Conversion Number; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of
Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Option Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

               (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section. In addition, the Board of Directors of the Company and Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(e) to exempt (i) the conversion of Shares and Company Options into Parent Common Stock or options to purchase Parent Common Stock, as the case may be, and (ii) the acquisition of Parent

Common Stock or options to purchase Parent Common Stock, as the case may be, pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act. Parent and the Company shall provide to counsel to the other party copies of the resolutions to be adopted by the respective Boards of Directors to implement the foregoing.

               (iii) Immediately prior to the Effective Time, the Company shall terminate its 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"), the 1997 Directors' Stock Option Plan (the "Directors' Plan") and the other Stock Option Plans (as defined below). The Company prior to the Effective Date shall amend the then current offering period for the Stock Purchase Plan so that the exercise date is on the date of the Company's payday immediately preceding, but not on, the Effective Date. As used in this Agreement, the term "Stock Option Plans" shall mean the Directors' Plan, the Company's 1989 Stock Option Plan and the Company's 1995 Stock Plan.

               (b) Registration on Form S-8. No later than the Effective Time, the Parent shall prepare and file with the SEC registration statements on Form S-8 (or any successor or other appropriate form) registering a number of shares of Parent Common Stock into which any outstanding options issued under the Stock Option Plans are convertible or exercisable and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as any such options remain outstanding.

               (c) Benefit Plans. Commencing at the Effective Time, Parent shall use its reasonable efforts to cause those employees of the Surviving Corporation or any of its Subsidiaries, who were employed by the Company or any of its Subsidiaries as of the Effective Time (the "Company Employees") and who are retained as employees following the Effective Time, to be eligible to participate in Parent Compensation and Benefit Plans in which similarly situated employees of Parent are eligible to participate. To the extent any Company Employee participates in any Parent Compensation and Benefit Plan providing for medical, dental or life insurance or 401K benefits after the Effective Time, such Company Employee shall be credited under such Parent Compensation and Benefit Plan with his or her service for the Company or its Subsidiaries prior to the Effective Time to the same extent such Company Employee would have been credited if such service had been for Parent, but only to the extent a waiver of any required waiting period is available from the applicable benefits provider. With respect to the plan year in which the Effective Time occurs under any Parent Compensation and Benefit Plan providing for medical or dental benefits, Parent shall use its reasonable efforts to obtain the agreement of the plan provider to cause the dollar amount of all expenses incurred by the Company Employees and their eligible dependents during such year to be credited for purposes of satisfying such Parent Compensation and Benefit Plan's deductible and co-payment limitations for such plan year, to the extent such expenses would have been credited under any corresponding plan prior to the

Effective Time. The Company Employees shall be subject to other personnel policies and practices of Parent in all respects.

               (d) Option Issuance. Notwithstanding any other provision of this Agreement, prior to the Effective Time, the Company may issue stock options pursuant to its 1995 Stock Plan to the employees and exercisable for the number of Shares set forth on Schedule 6.11(d). No option shall be exercisable for Shares at a price that is less than the fair market value of the Shares (as defined in the 1995 Stock Plan) at the time of the authorization of the option. Notwithstanding any other provision of this Agreement, the Company may, prior to the Closing, amend the terms of any non-qualified stock option previously granted by the Company pursuant to the 1995 Stock Plan or the 1989 Stock Option Plan to Michael C. Tonnenson, Todd J. Kenck, Ronald P. Brown or Michael M. Crandell to provide that such option will not terminate until the earlier of (a) the expiration date of the term of such option or (b) 18 months after the termination of the optionee's consulting relationship or continuous status as an employee with the Company. Notwithstanding any other provisions of this Agreement, the Company may refund to all employees the amounts collected under the Stock Purchase Plan for the first offering period of 2000.

               (e) Obligations. Parent shall cause the Surviving Corporation to honor all written contractual obligations (including the Current Severance Agreements (as defined below) and indemnification agreements) of the Company and its Subsidiaries to their respective current and former employees, directors and independent contractors, but only to the extent such obligations are set forth on Schedule 6.11(e). The provisions of this Section 6.11(e) are not meant to prevent Parent or any of its Subsidiaries, including the Surviving Corporation, from terminating, amending or modifying any such obligation pursuant to the terms of such obligation. The provisions of this Section are intended to be for the benefit of and shall be enforceable by the current and former employees, directors and independent contractors to whom the Company has obligations as set forth on Schedule 6.11(e), their heirs and their representatives.

               (f) Severance Agreements. Notwithstanding any other provision of this Agreement, prior to the Effective Time, the Company may offer the severance agreements (the "Current Severance Agreements") to the employees, and providing for severance payments in the respective amounts, set forth on Schedule 6.11(f). The Current Severance Agreements shall be in the form set forth as Exhibit E. After the Closing, Parent agrees to cause the Current Severance Agreements to be executed by the Surviving Corporation as required by any employee accepting such an offer. The provisions of this Section are intended to be for the benefit of and shall be enforceable by the employees to whom the Current Severance Agreements are offered. During the period from the date hereof until the Closing, the Company agrees to deliver the 30-day written notice required by the Current Severance Agreements to any employee or employees for which the Parent gives the Company a written direction to send such 30-day written notice; provided that the Company will have the right to approve the contents of any such notice (such approval not to be unreasonably withheld), no such notice shall provide for a termination date prior to the Effective Time, and any wrongful termination action or claim resulting from any such notice shall be deemed not to have a Company Material Adverse Effect. The Company will deliver such notices to employees within two (2) business days after receipt of such written direction from Parent.

               (g) Effect of Section 6.11. Except as otherwise provided in this Agreement, nothing in this Section 6.11 shall be interpreted as preventing Parent or the Surviving Corporation after the Effective Time from amending, modifying or terminating any Parent Compensation and Benefit Plan, Company Compensation and Benefit Plan, or other employee benefit plans, contracts, arrangements, commitments or understandings, or terminating any Company Employee, in each case in accordance with the terms of the respective plans and applicable law.

               (h) Election to Parent's Board of Directors. At the Effective Time of the Merger, Parent shall promptly increase the size of its Board of Directors or exercise its best efforts to secure the resignation of present directors in order to cause one person designated by the Company, to be appointed to Parent's Board of Directors and, subject to fiduciary obligations under applicable law, shall nominate one person designated by such person designated by the Company (or, in the event such Person no longer wishes to be a director, the Person designated by such director) as a director of Parent at the first and second annual meetings of stockholders of Parent with a proxy mailing date after the Effective Time.

               6.12. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that the Company and Parent shall split equally the HSR Act filing fees, if any.

               6.13. Indemnification; Directors' and Officers' Insurance.

               (a) Parent shall indemnify and hold harmless for six years, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and employee of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' and experts' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, relating to any acts or omissions by such Persons in their capacities as directors, officers, or employees of the Company and its Subsidiaries and arising out of matters existing or occurring at or prior to the

Effective Time, including the transactions contemplated by this Agreement; provided, however, that Parent shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Party believed to be in or not opposed to the best interests of the Company.

               (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction,
(ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

               (c) The Surviving Corporation shall maintain officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage no less favorable than those of such policy in effect on the date hereof and with a policy amount of at least $20 million ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor does not exceed 150% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the D&O Insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will use its best efforts to obtain D&O Insurance in a policy amount of at least $20 million or, if lower, as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 1.5 times the Current Premium.

               (d) The certificate of incorporation or by-laws of the Company, with respect to indemnification of all officers, directors, employees and agents, shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the Persons who at any time prior to the Effective Time were identified as prospective indemnities under the certificate of incorporation or by-laws of the Company in respect to actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated hereby), unless such modification is required by law.

               (e) In the event that after the Effective Time, Parent or any of its successors or assigns or the Surviving Corporation or any its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person then, and in its such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the respective obligations of Parent or the Surviving Corporation, as the case may be, as set forth in this
Section 6.13.

               (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

               6.14. Worker Adjustment and Retraining Notification Act ("WARN Act"). The parties agree to consult with each other on the need for and timing of notices pursuant to the WARN Act which applies generally to businesses with the equivalent of 100 or more full-time employees and requires employers to give at least 60 days' advance notice of defined types of employment loss. The parties agree that the WARN Act does not apply to the Company prior to consummation of the Merger but may or may not apply to the Surviving Corporation following consummation of the Merger. However, pending the Closing, the Company agrees, as agent for the Parent, upon the prior written request of Parent, to give notices to its employees when requested by the Parent in order to comply with the applicable provisions of the WARN Act. The Parent will be responsible for the form of such notices and for ensuring that such notices comply with the WARN Act. No such notice will provide for a termination date prior to the Effective Time.

               6.15. Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

               6.16. Parent Vote. The Company shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares of Parent Common Stock beneficially owned by the Company or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the approval of the issuance of Parent Common Stock in the Merger at any meeting of stockholders of Parent at which such issuance or this Agreement shall be submitted for adoption and approval and at all adjournments or postponement thereof (or, if applicable, by any action of stockholders of Parent by consent in lieu of a meeting).

               6.17. Related Agreements. Each of the parties agrees to perform all of its obligations under the Agreement of Understanding and the Side Agreement, including the other related agreements referred to in any of the foregoing or exhibited or annexed to any of the foregoing.

                                   ARTICLE VII

                                   Conditions

               7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

               (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the certificate of incorporation and by-laws of each such corporation, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote.

               (b) NASDAQ Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on NASDAQ upon official notice of issuance. To the extent required by the rules and regulations of NASDAQ, the shares of Parent Common Stock issuable pursuant to (a) the exercise of any options issued prior to the Effective Time pursuant to the Stock Option Plans, and (b) the exercise of the New Exchange Warrants, the Consideration Warrants and the Other Warrants, shall have been authorized for listing on the NASDAQ upon official notice of issuance. The Parent Common Stock shall continue to be listed on the Nasdaq National Market and not subject to any suspension from trading.

               (c) Regulatory Consents. If the HSR Act applies to the Merger, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing provided for in
Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal or material financial liability.

               (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened in writing to institute any proceeding seeking any such Order.

               (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

               (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

               (g) Notification Filing Required Under HSR Act. If required, the parties shall make good faith efforts to complete and file without delay, and in any event within thirty (30) days after the date of this Agreement, any notification filing required under the HSR Act with respect to the transactions contemplated by this Agreement. Parent and Company shall in good faith take (or fully cooperate in the taking of) all actions, and provide any additional information that may be, required or reasonably requested in order to comply with the requirements of the HSR Act. If a notification filing is required under the HSR Act, Company and Parent shall each pay equal amounts of all filing fees in connection therewith.

               (h) Validity of Agreement of Understanding and Side Agreement. The Agreement of Understanding and the Side Agreement, including the other related agreements exhibited or annexed to any of the foregoing, shall remain in full force and effect and there shall be no material breach under any such agreement (provided that a breaching party shall not be entitled to utilize its own breach as constituting a failure of a closing condition).

               (i) No Cash Redemption of Preferred Shares. No holder of Series B Shares or Series D shares shall have elected to receive a cash redemption of such shares.


               7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

               (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any material Contract to which the Company or any of its Subsidiaries is a party, except for those consents or approvals which the failure to obtain is not reasonably likely to have a Company Material Adverse Effect or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               (d) Dissenting Shares. The aggregate amount of Dissenting Shares at the Effective Time shall be less than five percent (5%) of the total outstanding Shares as of the date hereof. However, the parties recognize that so long as the conditions set forth in the first paragraph of Section 4.3 are met, there should be no Dissenting Shares. In addition, Parent acknowledges that the Shares ceasing to be designated as a national market system security will not, as such, be deemed to be a Company Material Adverse Effect. This acknowledgment shall not exclude, however, the possibility of a Company Material Adverse Effect resulting or following or deriving from the Shares ceasing to be so designated.

               (e) Legal Opinion. Parent shall have received an opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to the Company, dated the Closing Date, substantially in the form attached as Exhibit F.

               (f) Resignations. To the extent requested by Parent, Parent shall have received the resignations of each director and officer of the Company and each of its Subsidiaries. No such resignation shall require any officer to lose any rights which such officer may have under his change in control agreement with the Company provided such change in control agreements are listed on
Schedule 7.2(f).

               (g) Accountant Letters. Parent shall have received, in form and substance reasonably satisfactory to Parent, from the accountants for the Company, the "comfort" letter described in Section 6.5(b).

               (h) Fairness Opinion. Prior to the Closing Date, Parent shall have received an opinion of Tucker Anthony Incorporated dated on or about the Closing Date, to the effect that, as of such date, the consideration to be received by Parent in the Merger is fair to the holders of Parent Common Stock from a financial point of view.

               (i) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to
Section 6.8.

               (j) Conversion of Company Preferred Stock. Parent shall have received appropriate information as to the status of the Series B Shares (and written confirmation by the Company of the exchange of the Series B Shares into Series D Shares, it being understood that references to the Series B Shares include the Series D Shares) as either (x) having been converted into Shares prior to the Effective Time or (y) remaining outstanding immediately prior to the Effective Time, in order to facilitate the application of Article IV. The Company shall have provided the appropriate notice to the holders of the Series B Shares in compliance with Section 6 of the Series D Certificate of

Designations at least five days prior to the Effective Time and shall not have rescinded such notice in any manner.

               (k) Employment Agreements. Parent shall have entered into an employment agreement with Michael Crandell on terms that are satisfactory to Parent and to such employee.

               (l) Plan Terminations. The Company shall have terminated the Stock Option Plans and the Stock Purchase Plan.

               (m) Accrued Vacation. No employee of the Company shall have more than six and one-half weeks of accrued personal time off as of the Closing Date.

               7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

               (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

               (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any material Contract to which Parent or any of its Subsidiaries is a party, except for those consents or approvals which the failure to obtain is not reasonably likely to have a Parent Material

Adverse Effect or materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

               (d) [Reserved.]

               (e) Accountant Letters. The Company shall have received, in form and substance reasonably satisfactory to the Company, from the accountants for Parent the "comfort" letter described in Section 6.5(b).

               (f) Registration Statement. The registration statements of Parent required pursuant to Section 6.11(b) shall have become effective and shall not be subject to any stop order suspending the effectiveness of such registration statements and no proceeding for that purpose shall have been initiated or threatened by the SEC.

               (g) Fairness Opinion. Prior to the Closing Date, the Company shall have received an opinion of Pacific Growth Equities, Inc., dated on or about the Closing Date, to the effect that, as of such date, the consideration to be received in the Merger is fair to the holders of the Company's equity securities from a financial point of view.

               (h) Legal Opinion. The Company shall have received an opinion of Sullivan & Cromwell, counsel to Parent and Merger Sub, dated the Closing Date, substantially in the form attached as Exhibit G.

               (i) Term Loan Agreement. Each installment requested by the Company to be funded by Parent pursuant to the Term Loan Agreement shall have been funded in accordance with the terms of the Term Loan Agreement except where such installment was not funded because the conditions to funding were not met under the terms of the Term Loan Agreement.


                                  ARTICLE VIII

                                   Termination

               8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

               8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the

Merger shall not have been consummated by December 31, 2000, whether such date is before or after the date of approval by the stockholders of the Company or Parent (the "Termination Date"), (ii) the approval of the Company's or Parent's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or
(iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

               8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company:

               (a) if (i) the Board of Directors of Parent shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by the Company to do so, or (ii) there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent; or

               (b) if (i) the Company's Board of Directors has received a Superior Proposal, (ii) the Company has notified Parent in writing of the determination of the Company's Board of Directors to accept the Superior Proposal, with such notice to include a summary of all material terms and conditions of the Superior Proposal, (iii) at least ten business days following receipt by Parent of the notice referred to in clause (ii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (ii) above, such Superior Proposal remains a Superior Proposal, (iv) the Company is in compliance with Section 6.2, (v) the Company is not in material breach of any of the other provisions of this Agreement or of the Term Loan Agreement, (vi) the Company's Board of Directors concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal and (vii) the Company concurrently delivers to Parent an agreement by the acquiring Person(s) that are party to such agreement providing for implementation of such Superior Proposal, in which such Person(s) agree, subject only to completion of such Superior Proposal, to pay or to cause the Company to pay to Parent any amount that may become payable pursuant to Section 8.5(b)(i), and the

Company concurrently pays the charges and expenses of Parent and Merger Sub as provided in Section 8.5(b)(ii).

               8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in
Section 7.1(a), by action of the Board of Directors of Parent:

               (a) if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement (including rejecting any then applicable Competing Proposal) within five business days after a written request by Parent to do so, (ii) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company or (iii) if the Company or any of the other Persons described in Section
6.2 as affiliates, representatives or agents of the Company shall take any of the actions proscribed by Section 6.2.

               8.5. Effect of Termination and Abandonment.

               (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

               (b) (i) In the event that this Agreement is terminated for any reason prior to the Effective Time, then the Company shall promptly, upon the conditions set forth in the following sentence being met, pay to Parent a cash payment according to the formula set forth in Exhibit H. The conditions to the payment referred to in the preceding sentence are that, within two years after the date of any such termination, the Company (x) shall consummate (on a solicited or unsolicited basis) an Acquisition Proposal (or shall enter into a binding agreement to consummate an Acquisition Proposal that is subsequently consummated) which in either case would meet the standard set forth in subsection (B)(1), (2) or (3) of Section 6.2 hereof, or (y) shall issue any securities (other than pursuant to the Stock Option Plans or other employee benefit plans) and receive cash proceeds (on a cumulative basis for all such issuances within two years after the termination date) aggregating at least $5 million. Promptly upon such consummation or promptly upon such receipt of proceeds, the Company (or the successor to the

Company, if applicable) shall make the cash payment to Parent according to the formula set forth in Exhibit H; provided that in the case of an event described in clause (y) of the preceding sentence, the cash payment will not be due until 270 days following the receipt of such proceeds.

                      (ii) In addition, in any case where termination of this Agreement arises as a result of failure to obtain approval by the Company's stockholders as contemplated in Section 6.4, or any action on the part of the Company's Board of Directors (including, without limitation, action pursuant to Section 8.3(b) or Section 8.4(a)(i)), or as a result of any material breach by the Company hereunder, then the Company shall promptly, but in no event later than two business days after being notified of such by Parent, pay all of the out-of-pocket charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the Term Loan Agreement and the transactions contemplated by this Agreement and the Term Loan Agreement payable by wire transfer of same day funds.

                      (iii) The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for any payment set forth in this
Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount owing, until paid in full, at the same rate as is applicable to the loan made by Parent to the Company pursuant to the Term Loan Agreement.


                                   ARTICLE IX

                            Miscellaneous and General

               9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.9 (Stock Exchange Listing and De-listing, etc.), 6.11 (Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement, dated March 26, 2000, between the Company and Parent (the "Confidentiality Agreement") shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, but the other separate agreements of the parties, e.g., the Term Loan Agreement (including the security agreement, the security documents, and the other agreements entered into in connection therewith or related thereto), shall survive or terminate pursuant to their own terms.

               9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

               9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

               9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

               9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

               9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

               if to Parent or Merger Sub

               6922 Hollywood Boulevard, Suite 900
               Hollywood, California 90028
               Attention: Steven J. Hamerslag,  President and CEO, and
                          Nicholas V. Morosoff, Secretary and General Counsel
               fax: (323) 860-9201

               with a copy to Frank H. Golay, Jr.
               Sullivan & Cromwell
               1888 Century Park East
               Los Angeles, California  90067
               fax:  (310) 712-8800.

               if to the Company

               1378 Willow Road,
               Menlo Park, California  94025
               Attention: Todd J. Kenck
                          Vice President and Chief Financial Officer
               fax: (650) 470-6969
               with a copy to Joseph B. Hershenson, Esq.
               Howard, Rice, Nemerovski, Canady, Falk & Rabkin
               A Professional Corporation
               Three Embarcadero Center, 7th Floor
               San Francisco, California 94111
               fax:   (415) 217-5910

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

               9.7. Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits hereto), the other agreements between the parties referred to in the recitals hereof, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. In particular, all of the terms of the Letter of Intent, dated April 5, 2000, between the Company and Parent, including
Section 3 thereof, are hereby terminated. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, OR IN SUCH OTHER AGREEMENTS REFERRED TO ABOVE, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY IT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

               9.8. No Third-Party Beneficiaries. Except as provided in Section 6.11(e) (Obligations), Section 6.11(f) (Severance Agreements) and Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

               9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

               9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

               9.13 Term Loan Agreement. Neither the entering into of this Agreement nor the consummation of the Merger shall be deemed to be a breach of the terms of the Term Loan Agreement and Parent hereby waives any claim of breach of any provision of the Term Loan Agreement insofar as such provision might be deemed to be breached by the entering into of this Agreement or the consummation of the Merger or any actions required by the provisions of this Agreement.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                             eFax.com



                             By: /s/ Michael Crandell
                                 --------------------------
                                 Name: Michael Crandell
                                 Title: Senior Vice President



                             JFAX.COM, Inc.



                             By: /s/ Steven J. Hamerslag
                                 --------------------------
                                 Name: Steven J. Hamerslag
                                 Title: President and CEO


                             JFAX.COM Merger Sub, Inc.



                             By: /s/ Steven J. Hamerslag
                                 --------------------------
                                 Name: Steven J. Hamerslag
                                 Title: President and CEO

                                                                       EXHIBIT A

                              SHAREHOLDER AGREEMENT

        SHAREHOLDER AGREEMENT, dated as of July 13, 2000 (the "Agreement"), by and among ________________, a director and stockholder (the "Stockholder") of eFAX.com, a Delaware corporation (the "Company"), JFAX.COM, Inc., a Delaware corporation ("JFAX"), and JFAX.COM Merger Sub, Inc., a Delaware corporation ("Merger Sub").

        WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with JFAX and Merger Sub;

        WHEREAS, the Stockholder owns the shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company and the shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company in each case as identified on Annex I hereto (such shares, together with all shares of Common Stock and Preferred Stock, if any, subsequently acquired by the Stockholder during the term of this Agreement, being referred to as the "Shares"); and

        WHEREAS, in order to induce JFAX and Merger Sub to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by JFAX and Merger Sub in connection therewith, the Stockholder has agreed to enter into and perform this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained herein, the Stockholder, JFAX and Merger Sub hereby agree as follows:

        1. Agreement to Vote Shares. Stockholder shall vote or cause to be voted, or execute a written consent with respect to, the Shares (a) in favor of adoption and approval of the Merger Agreement and all transactions relating thereto or contemplated thereby at every meeting of the Stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto and (b) against any other third-party proposal to merge or consolidate with the Company or any subsidiary of the Company or to sell all or substantially all the assets of the Company or any subsidiary of the Company at every meeting of the Stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

        2. No Voting Trusts. Stockholder agrees that Stockholder will not, nor will Stockholder permit any entity under Stockholder's control to, deposit any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Agreement.

        3. Limitation on Sales. During the term of this Agreement, absent the prior written consent of JFAX, Stockholder agrees not to sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares except that (x) any shares of Preferred Stock may be converted into shares of Common Stock and (y) in the case of shares held by Fisher Capital Ltd. and Wingate Capital Ltd. (collectively, the "Investors"), any shares of Common Stock may be sold in the amounts permitted by Section 4(s) of the Exchange Agreement, dated as of April 5, 2000, between the Company and the Investors.

        4. Representations and Warranties of Stockholder. Stockholder represents and warrants to and agrees with JFAX and Merger Sub as follows:

                a. Capacity. Stockholder has all requisite capacity and authority to enter into and perform Stockholder's obligations under this Agreement.

                b. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                c. Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder's obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Stockholder.

                d. Ownership of Shares. Annex I hereto correctly sets forth, as of the date of this Agreement, the number of shares of Common Stock and Preferred Stock owned beneficially and of record by the Stockholder. Stockholder has good title to all of the Shares indicated as owned by Stockholder in the capacity set forth on Annex I as of the date hereof, and such Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

        5. Specific Performance and Remedies. Stockholder acknowledges that in the event of any breach of this Agreement by Stockholder, JFAX and Merger Sub would be irreparably harmed, no adequate remedy at law or in damages would exist and damages would be difficult to determine. Accordingly, Stockholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that JFAX and Merger Sub have an adequate remedy at law. Stockholder agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the seeking or obtaining of such equitable relief by any of JFAX or Merger Sub. In addition to all other rights or remedies which JFAX or Merger Sub may have against Stockholder in the event of a default in Stockholder's performance of Stockholder's obligations under this Agreement, Stockholder shall be liable to JFAX and Merger Sub for all litigation costs and attorneys' fees incurred by any of JFAX or Merger Sub in connection with the enforcement of any of its rights or remedies against Stockholder. In addition, JFAX and Merger Sub shall have the right to inform any third party that JFAX or Merger Sub reasonably believe to be, or to be contemplating, participating with Stockholder or receiving from Stockholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of JFAX and Merger Sub hereunder, and that participation by any such persons with Stockholder in activities in violation of Stockholder's agreement with JFAX and Merger Sub set forth in this Agreement may give rise to claims by JFAX and Merger Sub against such third party.

        6. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

        7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the addresses (or at such other address for a party as shall be specified by like notice) specified in the Merger Agreement or specified on the signature page hereof in the case of Stockholder.

        9. Miscellaneous.

                a. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                b. Capacity. The covenants contained herein shall apply to Stockholder solely in such Stockholder's capacity as a Stockholder of the Company, and no covenant contained herein shall apply to Stockholder in such Stockholder's capacity as a director of the Company, if applicable.

                c. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                d. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                e. Choice of Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

                f. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    IN WITNESS WHEREOF, the parties hereto have
executed and delivered this Agreement as of the date first written above.


                                            ------------------------------------


                                            Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            Tel:
                                                --------------------------------

                                            Fax:
                                                --------------------------------



                                            JFAX.COM, Inc.



                                            By:
                                               ---------------------------------
                                               Name: Steven J. Hamerslag
                                               Title: President and CEO



                                            JFAX.COM Merger Sub, Inc.



                                            By:
                                               ---------------------------------
                                               Name: Steven J. Hamerslag
                                               Title: President and CEO

                                                                       EXHIBIT B


                     FORMULA TO DETERMINE CONVERSION NUMBER


The exchange ratio, or the number of shares of JFAX Common Stock into which each share of the Company's Common Stock shall be convertible, and for which each share of the Company's Common Stock shall be exchanged, shall be determined by the following formula:

        CN = 11,000,000   +   $5,000,000 - LA + M - O$
             ----------       ------------------------
                 N                  FMV(J)  x  N

               Where:

                  CN = the Conversion Number (the second of the fractions comprising CN may be a negative number).

                  LA = the sum of (x) the amount of loan proceeds disbursed under the Term Loan Agreement as of the Closing Date which have not been repaid and (y) the amount of payables of the Company that are 45 days or more past due as of the Closing Date.

                  FMV(J) = the average closing price of the Parent Common Stock for the five trading days beginning on and including the seventh trading day prior to the Closing Date.

                  M = the sum of (x) cash on hand at the Company as of the Closing Date (but not including any cash deposited or required under the terms of the Term Loan Agreement to be deposited into the Asset Sales Account (as defined in the Term Loan Agreement) plus (y) any of the Company's pre-paid rents and insurance premiums (but only to the extent a pro-rata refund of any such premium is available as to insurance policies (other than the Company's D&O Insurance policy) which will be cancelled, at the election of Parent or otherwise, following the Closing) as of Closing (in no event will M exceed LA).

                  O$ = the amount of any cash received by the Company upon (a) exercise of employee stock options under the Stock Option Plans, (b) purchases pursuant to the Stock Purchase Plan, or
                  (c) exercise of Exchange Warrants or Other Warrants, in each case during the period between the date hereof and the time immediately prior to the Effective Time.

                  N = an amount equal to the sum of (w) 13,520,895 (the number of outstanding Shares as of the date hereof), plus (x) Shares, if any, issued upon conversion of the Series B Shares during the period between the date hereof and the time immediately prior to the Effective Time, plus (y) any other Shares issued during the period between the date hereof and the time immediately prior to the Effective Time, except any shares issued (a) upon exercise of employee stock options under the Stock Option Plans, (b) upon purchase pursuant to the Stock Purchase Plan, or (c) upon exercise of Exchange Warrants or Other Warrants, plus (z) the total number of Shares that would be issuable upon the conversion of the Series B Shares that remain outstanding immediately prior to the Effective Time, assuming that all such Series B Shares were then converted.

                                   EXHIBIT C
                             NEW EXCHANGE WARRANTS

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACTS.

Number of Shares: ______________

Date of Issuance: ________, 2000


                                     WARRANT
                           To Purchase Common Stock of
                                 JFAX.COM, Inc.


          1. Grant of Warrant. THIS IS TO CERTIFY THAT for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [FISHER] [WINGATE] CAPITAL LTD. ("Holder"), is entitled at any time from and after the date hereof and prior to June 30, 2003 (the "Expiration Date"), to exercise this Warrant to purchase from JFAX.COM, Inc., a Delaware corporation (the "Company"), up to ________ shares (the "Warrant Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Company, at an exercise price (the "Exercise Price") of $.01 per Warrant Share, all on the terms and conditions and pursuant to the provisions hereinafter set forth. The aggregate number of Warrant Shares for which this Warrant may be exercised is ________; provided, however that the Company shall not effect the exercise of this Warrant and the Holder of this Warrant shall not have the right to exercise this Warrant to the extent that after giving effect to such exercise such Holder (together with such Holder's affiliates) would have acquired, through the exercise of this Warrant or otherwise, beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the date this Warrant was exercised (the "60 Day Period"), that, when added to the number of shares of Common Stock beneficially owned by such Holder (together which such Holder's affiliates) at the beginning of the 60 Day Period, exceeds 10% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates or acquired by the Holder and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, non-exercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder of this Warrant, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of this Warrant by the Holder and it affiliates since the date as of which such number of outstanding shares of Common Stock was reported. This Warrant is granted by the Company to the Holder in accordance with the Agreement and Plan of Merger, dated as of July __, 2000 (the "Merger Agreement") among the Company, eFAX.com, and JFAX.COM Merger Sub, Inc. This Warrant shall not be valid or obligatory for any purpose until it has been executed and delivered by the Company and accepted and agreed to by the Holder, as set forth on the signature page hereof.

          2. Exercise. This Warrant may be exercised at any time or from time to time, but only during the period specified in Section 1 of this Warrant, on any day that is a business day, for all or any part of the number of shares of Common Stock purchasable upon its exercise; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the Expiration Date. In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 6922 Hollywood Boulevard, Suite 900, Los Angeles, California 90028, or at such other office as shall be designated in writing to the Holder by the Company, (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise, (ii) cash or a certified or cashier's check payable to the order of the Company in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise, or in lieu of such payment, an election for cashless exercise as provided herein, and
(iii) this Warrant. Such notice may be given by the Subscription Form appearing at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificates so delivered shall be registered in the name of such Holder or such other person as Holder shall designate. Holder acknowledges that the stock certificates shall bear a restrictive legend comparable to that appearing on the face of this Warrant. This Warrant shall be deemed to have been exercised and such certificates shall be deemed to have been issued, and the Holder or any other person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date said notice, together with payment (or election of cashless exercise) and this Warrant, are received by the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the stock certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the number of shares of Common Stock with respect to which this Warrant has not been exercised.

          3. Covenants as to Common Stock. The Company hereby covenants and agrees as follow:

               (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

               (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issues thereof.

               (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Exercise Price.

               (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

               (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. The Company
(i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and
(ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

               (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets or otherwise.

          4. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, as such, of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in the Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

          5. Representations of Holder.

               (a) The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an "accredited investor" as such term is defined in

Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

               (b) Upon exercise of this Warrant, except pursuant to a cashless exercise, the Holder shall confirm, which confirmation shall be deemed to be made by delivery of an Exercise Notice, (i) that the Warrant Shares so purchased are being acquired its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making such representation, the Holder does not agree to hold any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and (ii) the Holder is an Accredited Investor.

          6. Ownership and Transfer.

               (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

               (b) This Warrant and the rights granted hereunder shall not be assignable by the Holder hereof without the prior written consent of the Company; provided, however, that this Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, to an Affiliate (as defined below) of the Holder with the prior written consent of the Company, which consent shall not be unreasonably withheld, upon surrender of this Warrant, together with a properly executed warrant power; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 6(c) below. An "Affiliate" shall mean "affiliate" as such term is defined in Rule 501(b) under the Securities Act.

               (c) The Holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) the Holder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          7. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Warrant, but instead, the number of shares of Common Stock issuable upon exercise of this Warrant shall be rounded up or down to the nearest whole share (calculated at the time of final exercise of this Warrant).

          8. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of the following events:

               (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

               (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

               (ii) subdivide its shares of Common Stock outstanding into a larger number of shares of such Common Stock, or

               (iii) combine its shares of Common Stock outstanding into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the event requiring such adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after giving effect to such event. Upon any such adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise thereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (b) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of the Warrant shall be allocated among the shares of common stock and Other Property receivable upon exercise of this Warrant as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which the Warrants thus become exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 8. For purposes of this Section 8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any stock. The foregoing provisions of this Section 8(b) shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

               (c) DISTRIBUTION OF ASSETS AND REPURCHASE RIGHTS. If, at any time after the issuance of this Warrant, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of dividend, spin off, reclassification, corporate rearrangement or other transaction), then the holder of this Warrant will be entitled to such dividend paid and distributions made to the holders of Common Stock to the same extent as if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant) immediately before and on the date on which a record is taken for holders of Common Stock entitled to receive such dividend or distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of the Common Stock. In addition to any adjustments pursuant to Section 8, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to the limitations on the exercise of this Warrant set forth in the proviso to the second sentence of
Section 1 hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (d) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 8:

               (1) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this
          Section 8 shall be made during the period from the date of this Warrant and until the Expiration Date, whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (2) FRACTIONAL INTERESTS. In computing adjustments under this
          Section 8, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

               (3) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of
          Section 8 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (4) CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under the foregoing provisions, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction. Alternatively, the Company may stipulate that, at the time of any exercise of all or a portion of this Warrant, the Exercise Price shall be adjusted, if necessary, for purposes of such exercise to equal the par value of the Common Stock (but not more than the $0.01 par value as currently in effect), but if such adjustment results in an increase in the Exercise Price from that which would otherwise be applicable, then the Company shall simultaneously increase the number of Warrant Shares issuable upon such exercise, in the amount necessary to preserve the value to the Holder resulting from such exercise utilizing the same formula and definitions as are applicable in Section 9 in the case of a cashless exercise.

               (5) NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which the Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 8, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which the Warrant is exercisable and (if such adjustment was made pursuant to Section 8(b)) describing the number and kind of any other shares of stock or Other Property for which the Warrant is exercisable, and setting forth any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

               (6) INDEPENDENT APPLICATION. Except as otherwise provided herein, all subsections of this Section 8 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

          9. Cashless Exercise. Subject to the following provisions, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, by so indicating on the Subscription Form attached hereto, at the office of the Company. Any such election shall be treated as a conversion of this Warrant or portion hereof into Warrant Shares. Thereupon, the Company shall issue to the Holder such number of shares of Common Stock as is computed using the following formula:

              X = Y (A-B)
                  -------
                     (A)

          where:

          X = the number of shares to be issued to the Holder pursuant to this
              Section 9.

          Y = the number of shares covered by this Warrant in respect of which the cashless exercise election is made pursuant to this Section 9.

          A = the fair market value of one share of the Company's Common Stock as determined below at the time the cashless exercise election is made pursuant to this Section 9.

          B = the Exercise Price in effect under this Warrant at the time the cashless exercise election is made pursuant to this Section 9.

For the purposes hereof, the "fair market value" of one share of the Company's Common Stock shall mean the average of the daily prices for the Company's Common Stock on the applicable market specified below, over the latest ten (10) trading days prior to the date of the cashless exercise, based upon:

               (a) the closing prices per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

               (b) if not listed or traded on any such exchange, the last reported sales prices per share on the Nasdaq National Market or the Nasdaq Stock Market (collectively, "Nasdaq"), or

               (c) if not listed or traded on any such exchange or Nasdaq, the daily average of the high and low bid prices per share as reported in the NASD OTC Bulletin Board.

However, if such quotations are not available during such ten trading day period, then the cashless exercise shall be inapplicable.

          10. Applicable Law. THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE.

          11. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holder hereof; provided, however, that the Holder shall not assign or transfer any of its rights or obligations under this Warrant except as expressly permitted in Section 6.

          12. Headings. Headings of the Sections in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          13. Amendments. This Warrant and any terms hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.


DATED:  __________, 2000

                                         JFAX.COM, Inc.


                                         By:
                                            ------------------------------------
                                         Name: Steven J. Hamerslag
                                         Title: President and Chief Executive
                                                Officer




Accepted and agreed to:

[FISHER] [WINGATE] CAPITAL
LTD.


By:
   -----------------------------
Name:
     ---------------------------
Title:
       -------------------------

                                SUBSCRIPTION FORM

               (To be executed only upon exercise of this Warrant)

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ____________ shares of the Common Stock of JFAX.COM, Inc. purchasable with this Warrant, and [herewith makes payment therefor,] [designates that a cashless exercise of this Warrant shall be effected in lieu of a cash payment,] all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________________________________ whose address is
_______________________________________________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

     DATED:  ________, ____.

                                  Holder:
                                          --------------------------------------

                                  By:
                                          --------------------------------------
                                  Title:
                                          --------------------------------------
                                  Address:
                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------

                                    EXHIBIT D

                               AFFILIATES LETTER


                                                                   July 13, 2000


JFAX.COM, INC.
JFAX.COM Merger Sub, Inc.
6922 Hollywood Boulevard, Suite 900
Hollywood, California 90028
Ladies and Gentlemen:

        I have been advised that I might be considered to be an "affiliate" of eFAX.com, a Delaware corporation (the "Company"), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

        JFAX.COM, Inc., a Delaware corporation ("JFAX"), JFAX.COM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of JFAX, and the Company have entered into an Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement"), pursuant to which, among other things, the Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of JFAX (the "Merger"). Upon consummation of the Merger, I will be entitled to receive a portion of a share of common stock, par value $0.01 per share, of JFAX (the "JFAX Common Stock") in exchange for each of my shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that I own as of this date or that I may receive upon conversion of my shares of Series B Convertible Preferred Stock of the Company. This agreement is hereinafter referred to as this "Letter Agreement."

        I represent and warrant to, and agree with, JFAX as follows:

                1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of JFAX Common Stock and Company Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

                2. I have been advised that any issuance of shares of JFAX Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of the Company at the time the Merger will be submitted for a vote of the stockholders of the Company and my offer, sale, transfer or other disposition of such shares has not been registered under the Act, I shall not make any offer, sale, pledge, transfer or other disposition of such shares unless (i) such offer, sale, transfer or other disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act (and I agree to provide those representations as JFAX may reasonably request in order to determine such conformity) or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to JFAX, some other exemption from registration is available with respect to any such proposed disposition of such shares.

        3. Stop transfer instructions may be given to the transfer agent of the Company and JFAX with respect to the shares of Company Common Stock and with respect to the shares of JFAX Common Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of JFAX Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

        The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and JFAX, a copy of which agreement is on file at the principal offices of JFAX. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by JFAX of a written request.

        4. Unless a transfer of my shares of JFAX Common Stock is a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to a effective registration statement under the Act, JFAX reserves the right to put an appropriate legend on the certificates issued to my transferee.

        5. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least a 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least a 10% of any class of equity securities or of the equity interest.

        6. I further recognize that in the event I become an officer of JFAX upon consummation of the Merger, any purchase or sale of the capital stock of JFAX by me may be subject to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

        7. Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

        8. It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that the stop transfer instructions set forth in Paragraph 3 above shall be lifted forthwith upon the delivery by the undersigned to JFAX of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to JFAX, or representations or other evidence reasonably satisfactory to JFAX, to the effect that a transfer of my shares of JFAX Common Stock will not violate the Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 3 above shall be removed forthwith from the certificate or certificates representing my shares of JFAX Common Stock if I shall have delivered to JFAX a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to JFAX, or other representations or evidence reasonably satisfactory to JFAX that a transfer of my shares of JFAX Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to an effective registration statement under the Act, or that such legend is not required for purposes of the Securities Act or the rules and regulation promulgated thereunder.

        This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                            Very truly yours,










Accepted this ___ day
of July, 2000


JFAX.COM, Inc.



By:
   --------------------------------
   Name: Steven J. Hamerslag
   Title: President and CEO


JFAX.COM Merger Sub, Inc.



By:
   --------------------------------
   Name: Steven J. Hamerslag
   Title: President and CEO

                                   EXHIBIT E
                          CURRENT SEVERANCE AGREEMENT

                             SEVERANCE AGREEMENT AND
                                 GENERAL RELEASE

         1. This Severance Agreement and General Release ("Agreement") is entered into by and between [EMPLOYEE'S NAME] (hereafter referred to as "Employee") and eFAX.com (hereafter referred to as "the Company"), effective upon [BRACKETED LANGUAGE REQUIRED ONLY FOR THOSE EMPLOYEES WHO ARE OVER 40; OTHERWISE, INSERT TERMINATION DATE] [the expiration of the revocation period set forth in Paragraph 16] (the "Effective Date"). Employee has agreed to definitively resolve and settle any and all claims against the Company, including any claims that have not been raised, according to the following terms, and s/he freely and voluntarily enters into this Agreement for that purpose.

         2. Termination of Employment. Employee's employment with the Company will terminate effective __________, 2000 ("the Termination Date"), at which time Employee will receive all wages due through and including the Termination Date, including any accrued but unused vacation to which s/he is entitled, less all applicable deductions.

         3. Severance Consideration. In return for the general release and waiver of claims in Paragraph 4 and the other provisions of this Agreement, the Company has agreed to provide Employee the following consideration, to which s/he otherwise is not entitled: Severance payment equivalent to [INSERT] months' salary based upon Employee's annual base salary as of the Termination Date (less all applicable deductions), payable in a lump sum within fifteen (15) business days of the effective date, or the date of full execution of this Agreement, whichever is later.

         4. GENERAL RELEASE AND WAIVER OF CLAIMS:

            (a) General Release. Employee, on behalf of her/himself, her/his family members and her/his and their heirs and successors, assigns, affiliates, attorneys and agents, fully releases and forever discharges the Company and any other affiliated entities, including JFAX.COM, Inc., as well as anyone connected with them, including but not limited to their past and present officers, directors, management staff, employees, attorneys and agents, and the predecessors, successors and assigns of each of the foregoing (collectively the "the Company Releasees") from any and all claims, demands, costs, contracts, lawsuits, charges and liabilities of every kind, whether in law or in equity, known or unknown, suspected or unsuspected, which he ever had or now has against one or more of the Company Releasees of any type, nature, and description. The foregoing releases include claims arising out of the execution of this Agreement or the negotiation of this Agreement, or any purported representations or omissions leading to this Agreement. However, nothing in this release extends to claims for breach of any party's obligations under this Agreement.

            (b) Employee's Release Includes Employment-Related and Non-Employment Related Claims. Employee's general release and waiver set forth in paragraph 5(a) is intended to cover any and all claims which Employee may have against the Company Releasees and anyone connected with them, including but not limited to any employment-related claims such as claims for damages arising from racial discrimination, sex discrimination, claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act, the federal Family Medical Leave Act and its state counterpart, the California Family Rights Act, the California Fair Employment and Housing Act, applicable provisions of the California Labor Code, and any amendments to those statutes, as well as any claims in tort or contract related to Employee' employment relationship with the Company or the termination of that relationship, any claims for commissions, bonuses, stock options, or any other form of compensation, equity or benefits, and for any acts or omissions of the Company Releasees or anyone connected with them. This release covers all potential employment-related claims and any other potential claims held by Employee against the Company Releasees; it is not limited to those claims described in this Agreement.

         (c) Release Includes Claims, Whether Known Or Unknown, Existing Prior to Signing of Agreement. The general release and waiver set forth above extends to all claims which existed before the execution of this Agreement and Employee expressly waives all rights under Section 1542 of the California Civil Code. That Section reads as follows:

                           "1542. A general release does not extend to claims
                          which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known to him must have materially affected his settlement with the debtor."

                  Employee understands that any rights or claims under the ADEA that may arise after the date he executes this Agreement are not waived.

         5. Covenant Not to Sue. Employee will not sue or initiate against the Company or any of the Company Releasees any action or proceeding, or participate in same, individually or as a member of a class, under any contract (express or implied), law, or regulation, federal, state, or local, pertaining in any manner whatsoever to Employee's released claims, except to enforce the terms of this

Agreement. Employee also specifically warrants and represents that he has no pending complaint or charge against the Company or any of the Company Releasees in any state or federal court or any local, state or federal agency based on his employment relationship with the Company, or on any other events occurring prior to the execution of this Agreement.

         6. No Assignment. Employee warrants and represents that he has not assigned or transferred to any person not a party to this Agreement any released claim or portion thereof.

         7. Confidentiality. The terms of this Agreement are confidential. The parties will disclose the terms of this Agreement to no one other than their attorneys, tax advisor(s), or if required by law.

         8. Non-disparagement. Employee acknowledges and agrees that s/he will not in any way disparage the Company, or its officers, directors, management, shareholders, employees, agents, or staff, which shall include, but not be limited to, writing disparaging articles or making disparaging statements to the Company's customers, suppliers, employees or prospective employees.

         9. Company Property and Proprietary Information. Employee acknowledges and agrees that, as a result of her/his employment, s/he has acquired and had access to highly confidential, proprietary and/or trade secret information about the Company and its successor, its affiliated entities and its or their clients and potential clients. Employee acknowledges and agrees that his obligation under the [INSERT NAME OF EFAX'S PROPRIETARY INFORMATION AGREEMENT, IF ANY, AND ATTACH SIGNED COPY AS EXHIBIT], attached hereto as Exhibit A, to preserve the confidentiality of the Company's proprietary information survives the termination of her/his employment with the Company. In addition, Employee warrants and represents that s/he will return to the Company any and all documents, files, computers, computer diskettes, cell phones, pagers and other tangible things in his possession or under his control which were purchased by the Company, as well as any and all documents, files, computers, computer diskettes, cell phones, pagers and other tangible things in her/his possession or under her/his control containing confidential, proprietary and/or trade secret information belonging to the Company or any of its affiliated entities, or its or their clients, within five business days of the Termination Date. Employee further warrants and represents that s/he shall not use or disclose in any way to any person any confidential, proprietary or trade secret information belonging to the Company or any of its affiliated entities except (1) with the prior written consent of the Board of Directors of the Company, (2) pursuant to a validly executed subpoena, or (3) pursuant to court order. Employee agrees to give written notice to the Company within a reasonable time, or as early as practicable, and in no event later than ten (10) days before the date for his testimony or production (after receipt of any subpoena or other court order for testimony relating to or production of confidential, proprietary and/or trade secret information covered by this Agreement, and further agrees that s/he will not testify until the date required by the subpoena or court order.

         10. No Admission of Liability. Employee understands that the Company Releasees believe that they have acted properly, and not unlawfully in any respect; similarly, the Company understands that Employee believes that s/he has acted properly and not unlawfully in any respect. Nothing in this Agreement is intended to be nor will it be alleged to constitute evidence of or be an admission by Employee or by any Company Releasee of any liability, omission, or wrongdoing of any kind whatever, nor shall this Agreement be offered or received into evidence or otherwise filed or lodged in any proceeding against Employee or any Company Releasee, except as may be necessary to prove the terms of this Agreement or to enforce the same.

         11. Acknowledgment. Employee acknowledges that s/he is entering into this Agreement, freely, knowingly, and voluntarily, with a full understanding of its terms.

         12. Arbitration of Claims. Any claimed violation of this Agreement must be submitted to binding arbitration under the applicable rules of the American Arbitration Association ("AAA"), or a reasonably equivalent agency if AAA is not available, with any such arbitration to be held in San Francisco, California. The arbitrator is to be selected by the mutual agreement of Employee and the Company. The expense of the arbitration will be borne equally by the parties. Each party is entitled to seek injunctive relief in a judicial forum to prevent a material breach of the Agreement which could lead to immediate harm to that party.

         13. Integration and Severability. This Agreement and its Exhibit A constitutes the entire Agreement between Employee and the Company with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations or understandings with respect to the subject matter hereof. In entering this Agreement, neither party has relied on any representations made by the other, except as expressly set forth herein in writing. This Agreement may not be changed orally and shall be construed under and governed by the laws of the State of California, without regard for its conflict of law provisions. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining parts of the Agreement will not be affected thereby and any such illegal, invalid or unenforceable part shall not be deemed to be a part of this Agreement.

         14. Opportunity to Consult with Counsel. In executing this Agreement, Employee acknowledges that s/he has had the opportunity to consult with and be advised by an attorney, and that pursuant to the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. section 621 et seq., as amended by the Older Workers Benefit Protection Act, the Company hereby advises him to do so. Employee further acknowledges that s/he has executed this Agreement after independent investigation, and without fraud, duress, or undue influence.

         15. [PARAGRAPHS 15 AND 16 REQUIRED ONLY FOR THOSE EMPLOYEES WHO ARE OVER 40]21-Day Consideration Period. Employee acknowledges that s/he has been given up to twenty-one (21) days to consider whether to enter into this agreement (but he need not use the entire 21-day period) and that his decision must be communicated to [INSERT NAME AND ADDRESS OF APPROPRIATE CONTACT PERSON], in writing, by the end of that period.

         16. Seven-Day Revocation Period. Employee shall have up to seven (7) days from the date immediately following the date of her/his execution of this Agreement during which s/he may revoke her/his acceptance (the "Revocation Period"). Any such revocation must be delivered to and received by [INSERT NAME AND ADDRESS OF APPROPRIATE CONTACT PERSON], in writing, within the Revocation Period. Employee hereby is advised in writing that this Agreement shall not become effective or enforceable until the Revocation Period has expired. The Company will commence providing Employee the benefits described in Paragraph 2 within three (3) business days after the expiration of the Revocation Period.

         17. Paragraph Headings Not Terms of Agreement. The paragraph headings in this Agreement are for purposes of convenience only and do not constitute binding terms or binding interpretation of the terms of the Agreement.

         18. Execution in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original of one and the same agreement.


Date:  ____________, 2000    ___________________________________________
                                       EMPLOYEE


Date:  ____________, 2000    ___________________________________________


                                       For  ___________________________________
                                                        eFAX.com

                                       By Its__________________________________

                        Letter to Employees re Severance

Dear [EMPLOYEE]:

               As you may be aware, eFax.com is in the process of a contemplated merger with JFAX.COM, Inc.; if all goes as planned, we estimate that the closing will occur in late summer or early fall.

               Your contribution to the company is highly valued and we hope that you will remain with eFAX through this transition. In exchange for your commitment to continue with us through this period and although your employment at eFAX has been and will remain "at will," I am authorized to offer you the assurance of a severance package, to which you would not otherwise be entitled, in the event that, within twelve months of June ___, 2000 (the date of the definitive Merger Agreement), you are either terminated without cause or resign with good reason, as those terms are defined herein.(1) [Exercise of the Company's right to termination without cause or your right to resign for good reason will require thirty days' written notice.] [BRACKETED LANGUAGE EXCLUDED FROM LETTERS TO RONALD BROWN AND ANY OTHER EMPLOYEE WHOSE SERVICES WILL NOT BE NEEDED DURING TRANSITION PERIOD.] Receipt of the severance payment will be conditioned upon your execution of the release and other provisions of a Severance Agreement and General Release. Attached for your review is the form Agreement, which you and the company would enter into, at your election, if and when either a "termination without cause" or a "resignation for good cause" occurs.

               Please feel free to contact me if you have any questions or concerns.

               Very truly yours,


        --------------------------------
        (1) "Termination without cause" shall mean an involuntary termination that is not based upon any or all of the following: (1) any fraud, misappropriation or embezzlement by you in connection with the employer's business; (2) any conviction of or nolo contendere plea to, or commission of, a felony or a gross misdemeanor by you that has or can reasonably be expected to have a detrimental effect on the company or on your ability to perform your job duties; (3) any intentional or gross neglect by you of your job duties; or (4) any material breach by you of any other provision of this agreement or of the [INSERT NAME OF GOVERNING PROPRIETARY INFORMATION AGREEMENT EXECUTED BY EMPLOYEE] you have entered into with the company.

            "Resignation for good reason" shall mean a voluntary resignation following any or all of the following: (1) any material reduction in your guaranteed compensation; (2) any material reduction in the nature of your duties or level of responsibilities; or (3) any relocation of your principal workplace beyond a fifty mile radius from its current location, provided that such reduction, change or relocation is effected by the company without your written consent.

                                     E-II-1

               Todd J. Kenck



                                     E-II-2

                                                                       EXHIBIT F

                        THE COMPANY'S OPINION OF COUNSEL

         (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement.

         (2) Immediately prior to the Merger, the Company has an authorized capitalization as set forth in the Joint Proxy Statement-Prospectus and the outstanding shares of capital stock of the Company were duly authorized, validly issued, fully paid and nonassessable.

         (3) The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (4) Upon the filing of the Certificate of Merger with the Secretary of State of Delaware as contemplated by Section 1.3 of the Merger Agreement, the Merger shall become effective, the Company shall be the surviving corporation in the Merger and the shares of outstanding capital stock of the Company (other than the Excluded Shares as defined in Section 4.1(a)of the Merger Agreement) shall be converted into, and become exchangeable for, the Merger Consideration as defined in Section 4.1(a) of the Merger Agreement (or equivalent consideration as specified in Section 4.1(d) in the case of the Series B Shares of the Company).

         (5) The execution and delivery by the Company of the Merger Agreement and its consummation of the Merger did not and do not (A) require the Company to obtain the consent, approval or authorization of, or make any filing or registration with, any governmental body or regulatory authority of the United States or the State of California, other than such consents, approval or authorizations of and filings and registrations with such bodies and authorities as (i) have been obtained or made or (ii) are not required to be obtained or made until after the Closing (as defined in the Merger Agreement), and in such case are of a routine or administrative nature or are otherwise expected to be obtained or made in the ordinary course of business following the Closing; (B) result in a default under or a breach of the agreements listed in Annex A to this opinion; or (C) violate any federal law of the United States or law of the State of California applicable to the Company, provided that no opinion is expressed with respect to disclosure requirements or anti-fraud laws.

         (6) We do not know of any litigation or any governmental proceedings instituted or threatened against the Company or any of its subsidiaries that would be required to be disclosed in the Joint Proxy Statement-Prospectus, except for such matters as are disclosed therein.

                                   EXHIBIT G

                          PARENT'S OPINION OF COUNSEL

         (1) Each of the Company and Merger Sub has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement.

         (2) The Company has an authorized capitalization as set forth in the Joint Proxy Statement-Prospectus and the shares of the Company's Common Stock, $0.01 par value (the "Company's Common Stock"), to be issued in the Merger have been duly authorized and, when issued as provided in the Merger Agreement, will be validly issued, fully paid and nonassessable.

         (3) The Merger Agreement has been duly authorized, executed and delivered by each of the Company and Merger Sub and constitutes a valid and legally binding agreement of each of the Company and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (4) Upon the filing of the Certificate of Merger with the Secretary of State of Delaware as contemplated by Section 1.3 of the Merger Agreement, the Merger shall become effective, eFax.com shall be the surviving corporation in the Merger and the shares of outstanding capital stock of eFax.com (other than the Excluded Shares as defined in Section 4.1(a)of the Merger Agreement) shall be converted into, and become exchangeable for, the Merger Consideration as defined in Section 4.1(a) of the Merger Agreement (or equivalent consideration as specified in Section 4.1(d) in the case of the Series B Shares of eFax.com).

         (5) The execution and delivery by the Company and Merger Sub of the Merger Agreement and their consummation of the Merger did not and do not (A) require the Company or Merger Sub to obtain the consent, approval or authorization of, or make any filing or registration with, any governmental body or regulatory authority of the United States or the State of California, other than such consents, approval or authorizations of and filings and registrations with such bodies and authorities as (i) have been obtained or made or (ii) are not required to be obtained or made until after the Closing (as defined in the Merger Agreement), and in such case are of a routine or administrative nature or are otherwise expected to be obtained or made in the ordinary course of business following the Closing; (B) result in a default under or a breach of the agreements listed in Annex A to this opinion; or (C) violate any federal law of the United States or law of the State of California applicable to the Company or Merger Sub, provided that no opinion is expressed with respect to disclosure requirements or anti-fraud laws.

         (6) We do not know of any litigation or any governmental proceedings instituted or threatened against the Company or any of its subsidiaries that would be required to be disclosed in Joint Proxy Statement-Prospectus, except for such matters as are disclosed therein.

                                    EXHIBIT H

               The cash payment from the Company to Parent required by Section 8.5(b)(i), if and when the conditions of such Section are met, shall be determined by the following formula:

                                 CP = N x (FMV(E) - EP)

                                        Where:

                CP = the cash payment required, but not less than zero.

               N = 1,750,000, provided that N shall be reduced to 750,000 if the termination of this Agreement arises as a result of a failure to obtain approval by Parent's stockholders as referred to in Section 6.4 or as a result of a material breach by Parent under this Agreement (in either case N is subject to adjustment as provided below).

               FMV(E) = The fair market value of one share of the Company Common Stock as of the date the conditions of Section 8.5(b)(i) are met, which shall mean the average of the daily prices for the Company Common Stock on the applicable market specified below, over the latest 10 trading days prior to the date such conditions are met, based upon:

               (a) the closing prices per share of the Company Common Stock on the principal national securities exchange on which such stock is listed or admitted to trading, or

               (b) if not listed or traded on such exchange, the last reported sales prices per share on the Nasdaq National Market or the Nasdaq Stock Market (collectively, "Nasdaq"), or

               (c) if not listed or traded on any such exchange or Nasdaq, the daily average of the high and low bid prices per share as reported in the NASD OTC Bulletin Board, or

               (d) if not so listed or traded, and not so reported, then as determined by negotiations in good faith between the Company and Parent.

               EP = $0.10 (subject to adjustment as provided below)

In the event that the Company changes the number or kind of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, at or prior to the date when the conditions of
Section 8.5(b)(i)
are met, as a result of any reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, consolidation, sale of all or substantially all assets, subdivision, tender or exchange offer, for other similar transaction, then for purposes of the foregoing formula, at any time or times when such a change occurs, N and EP shall be proportionately adjusted so as to preserve the relative amount of any payment resulting from such formula in relation to the capitalization of the Company after giving effect to any such change or changes.







                                       H-2